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                                                                     Exhibit 5.1


            [Letterhead of McGuire, Woods, Battle & Boothe, L.L.P.]



                               December 10, 1996



Signet Bank
7 North Eighth Street
Richmond, Virginia  23219

                         The Signet Student Loan Trusts
               Registration Statement on Form S-3 (No. 33-94846)
               -------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Signet Bank, a Virginia banking corporation ("Signet"), in connection with the filing by Signet, on behalf of The Signet Student Loan Trusts, each a Delaware business trust (each, a "Trust" and, collectively, the "Trusts"), with the Securities and Exchange Commission of a Registration Statement on Form S-3, as amended (No. 33-94846) (the "Registration Statement"), registering Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") representing undivided interests in certain assets of the Trusts. The Notes will be issued by the Trusts pursuant to Indentures (each, an "Indenture") between the Trust and The Bank of New York, as indenture trustee (the "Indenture Trustee"). The Certificates will be issued pursuant to Trust Agreements (each, a "Trust Agreement"), between Signet, a newly-formed affiliate of Signet to be formed prior to the completion of a sale of the Certificates (a "Company") and The First National Bank of Chicago, as eligible lender trustee (the "Eligible Lender Trustee").

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including but not limited to (a) a prospectus and prospectus supplement forming a part of the Registration Statement (collectively, the "Prospectus"), (b) the forms of the following documents filed as exhibits to the Registration Statement: (i) an Indenture, (ii) a Trust Agreement, (iii) a Loan Sale Agreement between Signet, as Seller, and the Eligible Lender Trustee (iv) a Master Servicing Agreement, among Signet, as Master Servicer, a Trust and the Eligible Lender Trustee and (v) an Administration Agreement, among Signet, as Administrator, a Trust and the Indenture Trustee, (c) a specimen of the Notes and (d) a specimen of the Certificates.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity
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Signet Bank
December 10, 1996
Page 2

of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon such examination and subject to the foregoing, we are of the opinion that:

      1. When a Trust Agreement has been duly and validly authorized by all necessary action on the part of the Seller, a Company and the applicable Trust, and upon execution and delivery thereof by the Seller, a Company and such Trust, such Trust Agreement will constitute the legal, valid and binding agreement of the Seller, the Company and such Trust, enforceable against the Seller, a Company and such Trust in accordance with its terms.

      2. When an Indenture has been duly and validly authorized by all necessary action on the part of the applicable Trust and the Indenture Trustee, and upon execution and delivery thereof by such Trust and the Indenture Trustee, such Indenture will constitute the legal, valid and binding agreement of such Trust, enforceable against such Trust in accordance with its terms.

      3. When a Certificate has been duly and validly authorized by all necessary action on the part of the applicable Trust (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when issued, executed and delivered in accordance with the provisions of the related Trust Agreement, and when sold as described in the Registration Statement, such Certificate will be validly issued and outstanding and entitled to the benefits provided by the related Trust Agreement.

      4. When a Note has been duly and validly authorized by all necessary action on the part of the applicable Trust (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when issued, executed and delivered in accordance with the provisions of the Indenture, and when sold as described in the Registration Statement, such Note will be a validly issued Note and will constitute a valid and binding obligation of such Trust.
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Signet Bank
December 10, 1996
Page 3


     The opinions set forth above are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership, conservatorship and similar laws of general applicability relating to or effecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No opinion is expressed as to the availability of equitable remedies, including specific performance or injunctive relief.

     Our opinion is limited to the laws of Virginia, and we express no opinion
with respect to the laws of any other jurisdiction.   To the extent that the
Trust Agreements, the Indentures, the Notes or the Certificates are governed by the laws of any State other than Virginia, we have assumed that the laws of such State are in conformity with the laws of Virginia. No opinion is expressed herein with respect to the qualification of the Notes or the Certificate under the securities or blue sky laws of any state or any foreign jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the reference to our firm whenever it appears in such Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving such permission, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                     Very truly yours,



                                     /s/ McGuire, Woods, Battle & Boothe, L.L.P.